Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Poage Bankshares, Inc. on Form S-1 of our report dated March 28, 2014 on the consolidated financial statements of Poage Bankshares, Inc. and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe Horwath LLP

Louisville, Kentucky

December 16, 2014